                                                                      Exhibit 11



                                     INDEX
                                     -----


Calculation of earnings per share for the quarters and for the years ended December 31:

                             PAGE
                             ----

o  1995                      E-28

o  1994                      E-29

o  1993                      E-30


                                                                      Exhibit 11
                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1995
                 (amounts in thousands, except per share data)


                                        Quarters (unaudited)
                                ----------------------------------
PRIMARY                          First   Second    Third   Fourth     Year
----------------------------------------------------------------------------

Net income                      $ 5,622  $ 5,614  $ 5,367  $ 5,674   $22,277
                                ============================================

Weighted average shares
  outstanding                    14,996   15,031   15,078   15,162    15,067
Weighted average effect of
  common stock equivalents          131      189      263      269       218
                                --------------------------------------------
                                 15,127   15,220   15,341   15,431    15,285
                                ============================================
Primary net income per share       $.37     $.37     $.35     $.37     $1.46
                                ============================================
FULLY DILUTED
-------------

Net income                      $ 5,622  $ 5,614  $ 5,367  $ 5,674   $22,277
                                ============================================
Weighted average shares
  outstanding                    14,996   15,031   15,078   15,162    15,067
Weighted average effect of
  common stock equivalents          149      234      320      338       348
                                --------------------------------------------
                                 15,145   15,265   15,398   15,500   $15,415
                                ============================================
Fully diluted net income
 per share                      $   .37  $   .37  $   .35  $   .37   $  1.45
                                ============================================

                                                                      Exhibit 11
                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1994
                 (amounts in thousands, except per share data)


                                        Quarters (unaudited)
                                ----------------------------------
PRIMARY                          First   Second    Third   Fourth     Year
----------------------------------------------------------------------------

Net income                      $ 4,679  $ 4,638  $ 4,352  $ 4,538   $18,207
                                ============================================

Weighted average shares
  outstanding                    14,959   14,970   14,974   14,980    14,971
Weighted average effect of
  common stock equivalents          102       87      103      105       100
                                --------------------------------------------
                                 15,061   15,057   15,077   15,085    15,071
                                ============================================

Primary net income per share       $.31     $.31     $.29     $.30     $1.21
                                ============================================

FULLY DILUTED
-------------

Net income                      $ 4,679  $ 4,638  $ 4,352  $ 4,538   $18,207
                                ============================================
Weighted average shares
  outstanding                    14,959   14,970   14,974   14,980    14,971
Weighted average effect of
  common stock equivalents          102      110      130      165       159
                                --------------------------------------------
                                 15,061   15,080   15,104   15,145   $15,130
                                ============================================
Fully diluted net income
 per share                      $   .31  $   .31  $   .29  $   .30   $  1.20
                                ============================================

                                                                      Exhibit 11
                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1993
                 (amounts in thousands, except per share data)

                                        Quarters (unaudited)
                                ----------------------------------
PRIMARY                          First   Second    Third   Fourth     Year
----------------------------------------------------------------------------

Net income                      $ 4,362  $ 4,372  $ 3,939  $ 3,887   $16,560
                                ============================================

Weighted average shares
  outstanding                    14,933   14,934   14,945   14,951    14,942
Weighted average effect of
  common stock equivalents          211      143      135      105       149
                                --------------------------------------------
                                 15,144   15,077   15,080   15,056    15,091
                                ============================================
Primary net income per share       $.29     $.29     $.26     $.26     $1.10
                                ============================================
FULLY DILUTED
-------------

Net income                      $ 4,362  $ 4,372  $ 3,939  $ 3,887   $16,560
                                ============================================
Weighted average shares
  outstanding                    14,933   14,934   14,945   14,951    14,942
Weighted average effect of
  common stock equivalents          211      143      158      115       148
                                --------------------------------------------
                                 15,144   15,077   15,103   15,066   $15,090
                                ============================================
Fully diluted net income
 per share                      $   .29  $   .29  $   .26  $   .26   $  1.10
                                ============================================
